Execution Version

Exhibit 10.4

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”) is entered into as of July 22, 2025  by and among Martyn Willsher (“Executive”), Amplify Energy Corp., a Delaware corporation ( “Parent”), and Amplify Energy Services LLC (the “Employer” and, as the context requires, together with Parent, the “Company”).  Executive, Parent and the Employer may sometimes hereafter be referred to singularly as a “Party” or collectively as the “Parties.”

WHEREAS, Executive serves as President and Chief Executive Officer of the Company;

WHEREAS, Executive will transition from his role as President and Chief Executive Officer of the Company to a non-executive role with the Company on July 22, 2025 (the “Transition Date”);

WHEREAS, the Company desires for Executive to be available to provide certain advisory services in the capacity of a non-executive employee during the period beginning on the Transition Date and ending on the Termination Date (as defined below), and Executive desires to provide such services; and

WHEREAS, on the Termination Date, Executive shall be deemed to terminate from any and all positions Executive holds with the Company.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.Transition; Termination. Effective as of the Transition Date, Executive’s role as President and Chief Executive Officer of the Company shall terminate, and as of the Transition Date, Executive shall be deemed to have automatically resigned from all of Executive’s positions at the Company and any other member of the Company Group (as defined below) (whether as an officer, director, member of any board of directors and/or fiduciary or otherwise), except as provided herein. Executive agrees to take all actions reasonably requested by the Company to give effect to this provision and execute any additional documents as may be requested by the Company to evidence the foregoing. Effective as of the Transition Date and through the Transition Period (as defined below), Executive shall serve in the non-executive employee role of Special Advisor. Subject to Executive’s satisfaction of the Release Condition (as defined below), during the Transition Period, (i) Executive shall continue to receive Executive’s annual base salary as in effect on the Transition Date, (ii) Executive shall remain eligible to participate in the Company’s benefit plans, subject to the applicable terms and conditions thereof, and (iii) Executive’s outstanding equity awards shall continue to vest in accordance with the Amplify Energy Corp. Equity Incentive Plan and Amplify Energy Corp. 2024 Equity Incentive Plan (together, the “Plans”), as applicable, and the applicable award agreements between Executive and Parent (the “Award Agreements”) ((i) through (iii), the “Transition Period Benefits”). For the avoidance of doubt, Executive hereby acknowledges and agrees that (A) other than as set forth in this Section 1, Executive is not eligible to receive any other compensation and benefits during or in respect of his employment during the Transition Period, and (B) Executive expressly waives any right to terminate his employment for Good Reason (as defined in the employment agreement among the Executive, Parent and

Employer, dated November 1, 2023 (the “Employment Agreement”)) pursuant to the Employment Agreement and Award Agreements as a result of his transition to Special Advisor.
2.Advisory Services.
(a)During the Transition Period, Executive agrees to provide advisory services to the Company in the capacity of a non-executive employee, which services will include Executive providing consultation and advice as may be requested by the Company from time to time with regard to the business of the Company and the transition of Executive’s duties and responsibilities (the “Services”). Executive shall coordinate the furnishing of the Services with the Chief Executive Officer in order that such Services can be provided in such a way as to generally conform to the business schedules and performance standards of the Company.  During the Transition Period, Executive shall not be deemed to be an agent of the Company or have any power to bind or commit the Company or otherwise act on its behalf and shall not have fiduciary duties to the Company and its subsidiaries and affiliates (the “Company Group”) from and after the Transition Date.
(b)In exchange for being available to provide and providing the Services set forth in Section 2(a), subject to Executive’s execution and non-revocation of a general release of claims, substantially in the form attached hereto as Exhibit A (the “Release”), and the ADEA Release (as defined therein) (together with the Release, the “General Release”) becoming effective pursuant to its terms (such requirement, the “Release Condition”) and continued compliance with the Restrictive Covenants (as defined below), Executive will be entitled to the Transition Period Benefits. Subject to Executive’s satisfactory provision of Services through the end of the Transition Period, Executive’s re-execution and non-revocation of the General Release pursuant to its terms (the “Re-Execution Condition”) and continued compliance with the Restrictive Covenants, Executive will be entitled to the following:
(i)	a lump sum payment equal to $315,467, payable within thirty (30) days following the Termination Date;
(ii)	a lump sum payment in an amount equal to the difference between (x) two times Executive’s annual base salary as in effect on the day before the Transition Date, and (y) the amount of annual base salary paid to Executive during the Transition Period, with such amount to be paid in cash in a lump sum within thirty (30) days following the Termination Date;
(iii)	subject to Executive’s (i) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and (ii) continued copayment of premiums at the same level and cost to Executive as if Executive were a senior executive of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers Executive (and Executive’s spouse and eligible dependents, if applicable) for a period of twelve (12) months following the Termination Date, provided that Executive is eligible and remains eligible for COBRA coverage; provided, further, that the Company may modify the continuation coverage contemplated by this Section 2(b)(iii) to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable); and provided, further, that in the event that Executive obtains other employment that offers group health plan coverage, such continuation of coverage by the Company under this Section 2(b)(iii) shall cease as of the end of the month in which Executive obtains such other employer-provided, group health plan coverage;
(iv)	Any unvested restricted stock units held by Executive as of the Termination Date shall accelerate and vest in full on the Termination Date and shall be settled as soon as practicable following the Termination Date and in no event later than March 15, 2026; and
(v)	Notwithstanding the terms set forth in the Plans and applicable award agreements, a Pro Rata Portion of the performance-based restricted stock units (the “PRSUs”) granted to Executive pursuant to the Plans and applicable award agreements shall be eligible to vest on the Termination Date based on actual performance achieved as of the Termination Date and shall be settled as soon as practicable following the Termination Date and in no event later than March 15, 2026. Any PRSUs that are not deemed vested on the Termination Date shall be forfeited for no consideration ((i) through (v), collectively, the “Severance Benefits”). As used herein, “Pro Rata Portion” means a number of PRSUs equal to (x) a quotient, the numerator of which is the number of days Executive was employed during the period beginning on the Performance Period (as defined in the applicable Award Agreement) and ending on the Termination Date, and the denominator of which is the number of days between the period beginning on the first day of the Performance Period and ending on the last day of the Performance Period, multiplied by (y) the number of any PRSUs that become vested based on the Performance Vesting Conditions (as defined in the applicable award agreement) achieved as of the Termination Date.
(c)The “Transition Period” shall mean the period beginning on the Transition Date and ending on the earliest to occur of  (i) a termination by the Company for any reason other than for Cause (as defined in the Employment Agreement; provided, that, for purposes of this Agreement, “Cause” shall include Executive’s material failure to satisfactorily perform the Services), (ii) a termination by the Executive for any reason, (iii) a termination by the Company for Cause, and (iv) December 31, 2025 (the earliest to occur, the “Termination Date”).  Notwithstanding the foregoing, if the Transition Period is terminated by the Company for Cause, the Executive shall not be entitled to the Severance Benefits.

3.Satisfaction of Payment Amounts.  In entering into this Agreement, except as otherwise set forth in this Agreement, Executive expressly acknowledges and agrees that Executive has received all compensation, been afforded all rights and been paid all sums that Executive is owed or has been owed by the Company, the Company’s parent, or any of the Company’s subsidiaries (collectively, the “Company Group”). Executive acknowledges and agrees that the Severance Benefits provided pursuant to this Agreement supersede and replace the severance benefits set forth in Section 6.4 of the Employment Agreement, and Executive hereby forfeits any right to any severance payments or benefits provided pursuant to the Employment Agreement or any other agreement between Executive and the Company (other than this Agreement).
4.Executive’s Acknowledgements.  Executive acknowledges and agrees that no member of the Company Group has provided any tax or legal advice regarding this Agreement and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.
5.Restrictive Covenants. Section 7 (Restrictive Covenants) of the Employment Agreement is hereby incorporated by reference. Executive hereby (i) reaffirms Executive’s restrictive covenant obligations under the Employment Agreement (including, for the avoidance of doubt, Section 7 thereof) (the “Restrictive Covenants”), and (ii) understands, acknowledges and agrees that such Restrictive Covenants shall survive the termination of Executive’s employment with the Company and remain in full force and effect in accordance with all of the terms and conditions thereof.
6.Entire Agreement.  This Agreement and the Employment Agreement, to the extent incorporated herein, constitute the entire agreement between Executive, on the one hand, and the Company or any of its affiliates (as applicable), on the other hand, with respect to the matters herein provided. No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each Party.
7.Governing Law and Jurisdiction.  This Agreement shall be construed according to the laws of the State of Texas without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction.
8.Arbitration.
(a)Subject to Section 8(b), any controversy or claim between Executive and the Company or any other member of the Company Group arising out of or relating to this Agreement shall be finally settled by confidential arbitration in Houston, Texas before, and in accordance with the then-existing American Arbitration Association (“AAA”) arbitration rules.  The arbitration award shall be final and binding on the Parties.  The Parties agree that all disputes shall be arbitrated on an individual basis, and they forego and waive any right to arbitrate any dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. Any arbitration conducted under this Section 8 shall be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of the

AAA. The Arbitrator shall expeditiously hear and decide all matters concerning the dispute.  Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power to (i) gather such materials, information, testimony and evidence as the Arbitrator deems relevant to the dispute before him or her (and each disputing party will provide such materials, information, testimony and evidence requested by the Arbitrator), and (ii) grant injunctive relief and enforce specific performance.  The decision of the Arbitrator shall be reasoned, rendered in writing, final and binding upon the disputing parties, and the Parties acknowledge and agree that judgment upon the award may be entered by any court of competent jurisdiction.  This Section 8(a) shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.
(b)Notwithstanding Section 8(a), a Party may make a timely application for, and obtain, judicial emergency or temporary injunctive relief to enforce the Agreement; provided, however, that the remainder of any such dispute (beyond the application for emergency or temporary injunctive relief) shall be subject to arbitration under this Section 8.  Nothing in this Section 8 shall preclude Executive from filing a charge or complaint with a federal, state or other governmental authority.
(c)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
9.Headings; Interpretation.  Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.  Unless the context requires otherwise, all references herein to a law, regulation, agreement, plan, instrument or other document shall be deemed to refer to such law, regulation, agreement, plan, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  The words “herein,” “hereof,” “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, and not to any particular provision hereof.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the Parties and shall be construed and interpreted as if drafted jointly by the Parties and according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
10.Third Party Beneficiaries.  Each member of the Company Group that is not a signatory hereto shall be a third-party beneficiary of Executive’s covenants, warranties, representations and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.

11.Return of Property.  Executive represents and warrants to the Company that Executive has returned, or within five days following the Termination Date Executive will have returned, to the Company all property belonging to the Company and any other member of the Company Group, including all computer files and other electronically stored information, applicable passwords and other materials provided to Executive by the Company or any other member of the Company Group in the course of Executive’s employment, and Executive further represents and warrants to the Company that Executive has not maintained or, after the date that is two days following the Termination Date, Executive will not maintain, a copy of any such materials in any form.
12.Cooperation.  Following the Termination Date, upon request from the Company or any other member of the Company Group, Executive agrees to cooperate with members of the Company Group as well as their respective counsel, agents or other designees, in order to provide such information and assistance as the Company or such other member of the Company Group may reasonably request with respect to the duties that Executive had performed for the Company Group; provided that, the Company shall reimburse Executive in full for all reasonable and documented costs and expenses incurred in connection with such cooperation (including, to the extent applicable, the reasonable costs of counsel selected by Executive).
13.No Waiver.  No failure by any Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
14.Assignment.  This Agreement is personal to Executive and may not be assigned by Executive.  The Company may assign its rights and obligations under this Agreement without Executive’s consent, including to any other member of the Company Group and to any successor (whether by merger, purchase or otherwise) to all or substantially all of the equity, assets or businesses of the Company.
15.Severability and Modification.  To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
16.Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf)), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

17.Section 409A.  Section 6.10 (Code Section 409A Compliance) of the Employment Agreement is hereby incorporated by reference.
18.Withholding of Taxes. The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In the event that the Company fails to  withhold any taxes required to be withheld by applicable law or regulation, Executive agrees to indemnify the Company for any taxes of Executive that should have been withheld.

[Remainder of Page Intentionally Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, Executive, Parent and Employer each have caused this Agreement to be executed as of the dates set forth beneath their names below and effective for all purposes as provided above.

EXECUTIVE

/s/ Martyn Willsher

Martyn Willsher

Date: July 22, 2025

Amplify Energy Corp.

By:/s/ Eric M. Willis
Name:Eric M. Willis

Title:SVP, General Counsel

Date: July 22, 2025

Amplify Energy SERVICES LLC

By:/s/ Eric M. Willis
Name:Eric M. Willis

Title:SVP, General Counsel

Date: July 22, 2025

Exhibit A

Release of Claims

Reference is hereby made to (i) that certain Employment Agreement, effective as of November 1, 2023, by and among Amplify Energy Corp. (the “Parent”), Amplify Energy Services LLC (the “Employer”, and, as the context requires, together with Parent, the “Company”), and Martyn Willsher (the “Employment Agreement”), and (ii) that certain Transition and Separation Agreement, dated as of July __, 2025, by and among the Parent, Employer and Martyn Willsher (the “Transition Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Transition Agreement. I, Martyn Willsher, and the Company are entering into this general release of claims (this “General Release”) made as of the Initial Effective Date (as defined below) in connection with my separation from employment with the Company as provided herein. Accordingly, I hereby agree as follows:

1.	In executing and re-executing this General Release, I acknowledge and represent that I have received all payments and benefits that I am otherwise entitled to receive (as of the Initial Effective Date and the Bringdown Effective Date (as defined below), as applicable, by virtue of my employment with the Company, including pay for all work I have performed for the Company through the Initial Effective Date and Bringdown Effective Date (to the extent not previously paid), as applicable, and pay, at my final base rate of pay, for any vacation time I earned but have not used as of the Initial Effective Date and Bringdown Effective Date, as applicable.
2.	Provided that I (i) execute this General Release within 21 days of receipt, (ii) do not revoke this General Release within seven calendar days of executing it, and (iii) comply with this General Release and the Continuing Obligations at all times, then Employer will provide me with the Transition Period Benefits (as defined in the Transition Agreement). Provided that I (i) re-execute this General Release following the Termination Date and do not revoke this General Release within seven calendar days of re-executing it, I shall receive the Severance Benefits (as defined in the Transition Agreement) provided pursuant to Section 2 of the Transition Agreement. I agree that the Transition Period Benefits and Severance Benefits are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the Transition Period Benefits and Severance Benefits unless I executive and re-execute, as applicable, this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

3.	Except as provided in paragraph 5 below and except for the provisions of the Employment Agreement which expressly survive the termination of the Employment Agreement, I knowingly and voluntarily (for myself, my heirs, executors, administrators, beneficiaries, representatives, successors and assigns, and all others connected with or claiming through me) release and forever discharge

Parent, the Employer and their respective subsidiaries and affiliates and all of their respective past, present, and future shareholders, directors, officers, employee benefit plans, administrators, trustees, agents, representatives, employees, consultants, successors and assigns, and all those connected with any of them, in their official and individual capacities (collectively, the “Released Parties”) from any and all claims, suits, controversies, actions, causes of action, rights and claims, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages and compensation, claims for costs and attorneys’ fees, or liabilities of any kind and nature whatsoever, whether in law or in equity, both past and present (through the date I sign and re-execute, as applicable, this General Release) and whether now known or unknown, suspected or unsuspected, contingent, claimed or otherwise, which I now have or ever have had against any of the Released Parties (collectively, “Claims”): (i) from the beginning of time through the date upon which I execute and re-execute, as applicable, this General Release; (ii) in any way related to, arising out of or connected with my employment and/or other relationship with, or my separation or termination from, any of the Released Parties; (iii) arising out of, or relating to, any agreement with any Released Parties, including, but not limited to, any other awards, policies, plans, programs or practices of the Released Parties that may apply to me or in which I may participate, including, but not limited to, any rights under the Employment Agreement and Transition Agreement; and (iv) arising out of, or relating to, my status as an employee, member, officer, or director of any of the Released Parties, including, but not limited to, any allegation, claim or violation, arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including by the Older Workers Benefit Protection Act) (collectively, the “ADEA”); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act; or their federal, state, or local counterparts; or under any other federal, state or local civil or human rights law, or under any other federal, state, or local law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) . This is a general release that is intended to apply to all Claims I may have against the Released Parties through the date I execute and re-execute, as applicable, this General Release, except those Claims that cannot be waived pursuant to applicable laws.

4.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by paragraph 3 above.

5.	I agree that this General Release does not waive or release any rights or claims that arise after the date I execute and re-execute, as applicable, this General Release. This General Release also does not waive any Claims for any vested pension benefits (if any), or for indemnification under the Employment Agreement or the Company’s D&O policy, by-laws, certificate of incorporation or other governing documents, or rights as an equity holder or under any equity-based award.

6.	I acknowledge that I am not waiving and am not being required to waive any right (i) as set forth in paragraph 5 or (ii) that cannot be waived under applicable law, including the right to file an administrative charge or participate in an administrative investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency; provided, however, that I hereby waive the right to recover any monetary damages or other relief against any Released Parties excepting any benefit or remedy to which I am or become entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Further, nothing contained in this General Release limits, restricts or in any way affects either party’s right to (A) communicate with any governmental agency or entity or regulatory or any law enforcement authority or make other disclosures under the whistleblower provisions of any applicable law, rule or regulation or (B) seek or receive any monetary damages, awards or other relief in connection with protected whistleblower activity.

7.	I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to provide the Severance Benefits. I further agree that in the event I should bring a Claim seeking damages against Parent, Employer and/or any other Released Party, or in the event I should seek to recover against Parent, Employer and/or any other Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 3 above as of the execution and re-execution, as applicable, of this General Release.

8.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by Parent, Employer, any Released Party or myself of any improper or unlawful conduct. Rather, this General Release expresses the intention of the parties to resolve all issues and other claims related to or arising out of my employment by the Company or the termination of my employment.

9.	Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or its validity and enforceability in any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.	I acknowledge that I will continue to be bound by my obligations under the Employment Agreement that survive the termination of my employment by the terms thereof or by necessary implication, including without limitation my obligations set forth in Section 7 of the Employment Agreement (the “Continuing Obligations”). I further acknowledge that the obligation of Employer to provide the Transition Period Payments and Severance Benefits, and my right to retain the same, are expressly conditioned upon my continued full performance of my obligations hereunder (including continued compliance with the Continuing Obligations).

11.	Subject to paragraph 12 of this General Release, I agree that I will never disparage or criticize Parent, Employer, their respective affiliates, their business, their management or their products or services, and that I will not otherwise do or say anything that could disrupt the good morale of employees of Parent, Employer or any of their respective affiliates or harm the interests or reputation of Parent, Employer or any of their affiliates.

12.	Nothing in this General Release or any other agreement between me and the Company or any other policies of the Company shall prohibit or restrict me or my attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this General Release, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; (c) accepting any U.S. Securities and Exchange Commission awards; or (d) engaging in concerted activity protected under the National Labor Relations Act (to the extent applicable), including relative to the terms and conditions of my employment, my ability to file unfair labor practice charges or assist others in doing so, and cooperating in any investigative process with the National Labor Relations Board. In addition, nothing in this General Release or any other agreement between me and the Company or any other policies of the Company prohibits or restricts me from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this General Release or any other agreement between me and the Company or any other policies of the Company is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

13.	Upon my execution and re-execution, as applicable, of this General Release, I acknowledge and agree that I have returned to the Company all documents and information (and all copies thereof) belonging or relating to the business of the Company as well as any other Company property or equipment which I have or have had in my possession at any time, including, but not limited to, files, notes, drawings, passwords, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers and/or cell phones), credit cards, entry cards, identification badges and keys, and any other materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

14.	This General Release, and the provisions contained in it, shall not be construed or interpreted for, or against, any party because that party drafted or caused that party’s legal representatives to draft any of its provisions. This General Release is personal to me and may not be assigned by me. This General Release is binding on, and will inure to the benefit of, the Released Parties. The Released Parties are expressly intended to be third-party beneficiaries of the releases set forth in paragraph 3, and it may be enforced by each of them. Except as otherwise designated herein, this General Release sets forth the parties’ entire agreement with respect to the subject matter herein and shall supersede all prior and contemporaneous communications, agreements and understandings, written or oral, with respect thereto (for the avoidance of doubt, any Continuing Obligations remain in effect).

15.	This General Release may not be modified or amended unless mutually agreed to in writing by the parties. This General Release may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. An originally executed version of this General Release that is scanned as an image file (e.g., Adobe PDF, TIF, etc.) or is electronically signed (including via DocuSign or any other digital signature provider) and then delivered by one party to the other party via electronic mail as evidence of signature, shall, for all purposes hereof, be deemed an original signature. In addition, an originally executed version of this General Release that is delivered via facsimile by one party to the other party as evidence of signature shall, for all purposes hereof, be deemed an original.

16.	This General Release will be governed, construed and interpreted under the laws of the State of Texas without regard to the application of any choice-of-law rules that would result in the application of another state’s laws. The parties agree that any disputes between the parties shall be resolved only in the state or federal courts of Texas, and unconditionally submit to the jurisdiction of such courts.

17.	This General Release creates legally binding obligations, and the Company has advised me to consult and attorney before I sign this General Release.

18.	Employer may withhold from any and all amounts payable under this General Release such federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation. The intent of the parties is that the payments contemplated under this General Release be either compliant with, or exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Code Section 409A”), and accordingly, to the maximum extent permitted, this General Release will be interpreted to be in compliance therewith or exempt therefrom. The parties hereby agree that my termination of employment and the Termination Date will constitute a “separation from service” within the meaning of Code Section 409A. Additionally, Section 6.10 of the Employment Agreement will apply mutatis mutandis to this General Release.

BY SIGNING AND RE-EXECUTING, AS APPLICABLE, THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(1)	I HAVE READ IT CAREFULLY;

(2)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM

GIVING UP IMPORTANT RIGHTS, INCLUDING BUT I AM ENTERING INTO THIS GENERAL RELEASE KNOWINGLY, VOLUNTARILY, AND IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION TO WHICH I WOULD NOT BE ENTITLED IN THE ABSENCE OF EXECUTING AND NOT REVOKING THIS GENERAL RELEASE (INCLUDING, WITHOUT LIMITATION, THE TRANSITION PERIOD BENEFITS AND SEVERANCE BENEFITS, AS APPLICABLE);

(3)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND RE-EXECUTING IT, AS APPLICABLE, AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(4)	I MAY NOT SIGN THIS GENERAL RELEASE BEFORE THE TRANSITION DATE;

(5)	I MAY NOT RE-EXECUTE THIS GENERAL RELEASE BEFORE THE TERMINATION DATE;

(6)	THE COMPANY’S OBLIGATIONS TO PROVIDE THE TRANSITION PERIOD BENEFITS ARE STRICTLY CONTINGENT ON MY EXECUTION AND NON-REVOCATION OF THIS GENERAL RELEASE. I AM BEING PROVIDED 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE, WHICH WAS JULY 19, 2025, TO CONSIDER THE TERMS OF THIS GENERAL RELEASE, ALTHOUGH I MAY SIGN IT TIME SOONER (THOUGH NOT PRIOR TO THE TRANSITION DATE). THE PARTIES AGREE THAT ANY REVISIONS OR MODIFICATIONS TO THIS GENERAL RELEASE, WHETHER MATERIAL OR IMMATERIAL, WILL NOT RESTART THIS 21-DAY CONSIDERATION PERIOD.

(7)	I HAVE SEVEN CALENDAR DAYS AFTER THE DATE ON WHICH I INITIALLY EXECUTE THIS GENERAL RELEASE TO REVOKE MY CONSENT TO THIS GENERAL RELEASE. SUCH REVOCATION MUST BE IN WRITING AND MUST BE EMAILED TO ERIC WILLIS AT ERIC.WILLIS@AMPLIFYENERGY.COM. NOTICE OF SUCH REVOCATION MUST BE RECEIVED WITHIN THE SEVEN CALENDAR DAYS REFERENCED ABOVE. IF I DO NOT SIGN THIS GENERAL RELEASE OR IF I REVOKE MY EXECUTION OF THIS GENERAL RELEASE WITHIN THE SEVEN-DAY PERIOD

REFERENCED ABOVE, THIS GENERAL RELEASE SHALL BE NULL AND VOID. PROVIDED THAT I DO NOT REVOKE THIS GENERAL RELEASE AS PROVIDED HEREIN, THIS GENERAL RELEASE WILL BECOME EFFECTIVE ON THE EIGHTH CALENDAR DAY AFTER THE DATE ON WHICH I SIGN THIS GENERAL RELEASE (THE “INITIAL EFFECTIVE DATE”), PROVIDED THAT IT HAS ALSO BEEN EXECUTED BY AN OFFICER OF PARENT AND EMPLOYER AND DELIVERED TO ME.

(8)	THE COMPANY’S OBLIGATIONS TO PROVIDE THE SEVERANCE BENEFITS UNDER SECTION 2(b)(i)-(v) OF THE TRANSITION AGREEMENT ARE STRICTLY CONTINGENT ON MY RE-EXECUTION AND NON-REVOCATION OF THIS GENERAL RELEASE FOLLOWING THE TERMINATION DATE. I HAVE SEVEN CALENDAR DAYS AFTER THE DATE ON WHICH I RE-EXECUTE THIS GENERAL RELEASE TO REVOKE MY CONSENT TO THIS GENERAL RELEASE. SUCH REVOCATION MUST BE IN WRITING AND MUST BE EMAILED TO ERIC WILLIS AT ERIC.WILLIS@AMPLIFYENERGY.COM. NOTICE OF SUCH REVOCATION MUST BE RECEIVED WITHIN THE SEVEN CALENDAR DAYS REFERENCED ABOVE. IF I DO NOT RE-EXECUTE THIS GENERAL RELEASE OR IF I REVOKE MY RE-EXECUTION OF THIS GENERAL RELEASE WITHIN THE SEVEN-DAY PERIOD REFERENCED ABOVE, the date of the releases and covenants set forth in this GENERAL RELEASE will not be advanced, but will remain effective up to and including the INITIAL EFFECTIVE DATE. PROVIDED THAT I DO NOT REVOKE MY RE-EXECUTION OF THIS GENERAL RELEASE AS PROVIDED HEREIN, THE GENERAL WAIVER AND RELEASE OF ALL CLAIMS SET FORTH IN THIS GENERAL RELEASE SHALL BE ADVANCED TO THE DATE ON WHICH I RE-EXECUTE THIS GENERAL RELEASE. PROVIDED THAT I DO NOT REVOKE MY RE-EXECUTION OF THIS GENERAL RELEASE, THE “BRINGDOWN EFFECTIVE DATE” SHALL BE THE EIGHTH DAY FOLLOWING THE DATE ON WHICH I RE-EXECUTE THIS GENERAL RELEASE.
(9)	I HAVE NOT RELIED ON ANY PROMISES OR REPRESENTATIVES, EXPRESS OR IMPLIED, THAT ARE NOT SET FORTH EXPRESSLY IN THIS GENERAL RELEASE; AND

(10)	THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED

REPRESENTATIVE OF PARENT, EMPLOYER AND BY ME.

NOT TO BE EXECUTED PRIOR TO THE TRANSITION DATE

PARENT

Date: ___________

By: _____________

Its: _____________

EMPLOYER

Date: ____________

By: _____________

Its: _____________

MARTYN WILLSHER

________________________

Date: ___________________

NOT TO BE RE-EXECUTED PRIOR TO THE TERMINATION DATE

MARTYN WILLSHER

________________________

Date: ___________________